Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944, 33-57522, 33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429, 333-53703, 333-84949, 333-38264, 333-65758, 333-97979, 333-118212, 333-138551, 333-161295, and 333-183229) on Form S-8 of Trimble Navigation Limited of our report dated June 9, 2014, with respect to the statements of net assets available for benefits of the Trimble Navigation Savings and Retirement Plan as of December 31, 2013 and 2012, the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) and Schedule H, Line 4a - Schedule of Delinquent Participant Contributions as of and for the year ended December 31, 2013, appearing in this Annual Report (Form 11-K) of the Trimble Navigation Savings and Retirement Plan.

/s/ MOSS ADAMS LLP

Campbell, California
June 9, 2014